UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2004

GRAMERCY CAPITAL CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

333-114673	06-1722127
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 297-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events

On November 4, 2004, Gramercy Capital Corp. originated two investments totaling approximately $91.7 million.  The first investment of $48.7 million represents the intermediate tranche of a subordinate participation interest in a loan secured by a first mortgage against a portfolio of 246 golf courses (owned, leased or managed) located primarily in the United States.  The investment is senior to a $94 million subordinate mortgage participation, a $100 million preferred equity investment, and approximately $215 million of investor equity.  The investment has an initial maturity of 15 months and bears interest at a rate of LIBOR plus 550 basis points with a LIBOR floor of 1.55%.

Also on November 4, 2004, Gramercy Capital Corp. closed on a $43 million investment representing a loan secured by a first mortgage against a 760-room, full service hotel in Atlanta, GA.  This loan has an initial maturity of eight months and bears interest at a rate of LIBOR plus 525 basis points.

Also on November 4, 2004, Gramercy Capital Corp. borrowed approximately $94.4 million under its master repurchase facility.  Amounts borrowed under the facility will bear interest between 205 and 250 basis points over 30-day LIBOR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gramercy Capital Corp.

	By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer

Date: November 9, 2004